Exhibit 10.1

                               INDEMNITY AGREEMENT


         THIS INDEMNITY AGREEMENT ("Agreement") is entered into on the 12th day of January, 2007 between QUEST MINERALS & MINING CORP., a Utah corporation (the "Company"), and Eugene Chiaramonte, Jr. ("Indemnitee").

                                  R E C I T A L
                                  -------------

         A. On January 3, 2006, the Company entered into a Loan Agreement (the "Loan Agreement") with Tarun Mendiratta (the "Lender"), pursuant to which the Lender agreed to loan up to $300,000.00 to the Company on terms set forth in the Loan Agreement.

         B. As a condition of entering into the Loan Agreement, the Indemnitee delivered a Guarantee (the "Guarantee") to the Lender guaranteeing repayment of the amounts loaned under the Loan Agreement.

         C. As a further condition of entering into the Loan Agreement, the Indemnitee pledged 2,000,000 shares of common stock of the Company currently owned by Indemnitee (the "Shares") to the Lender as collateral for the amounts loaned under the Loan Agreement, all pursuant to a Stock Pledge Agreement (the "Pledge Agreement").

         D. On April 3, 2006, the Company defaulted under the Loan Agreement and the Lender foreclosed on the Shares pursuant to the Pledge Agreement. On the date of the foreclosure, the Shares had a market value of approximately $260,000.

         E. The Indemnitee delivered the Guarantee and pledged the Shares in the course and scope of his employment with the Company, as a director for the Company, and for the benefit of the Company. The Indemnitee's conduct was in good faith, and he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests;

         F. The Company wishes to provide for indemnification of the Indemnitee upon the terms and conditions set forth below.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1. The Company agrees to indemnify Indemnitee and to hold Indemnitee harmless with respect to the foreclosure on the Shares and the Indemnitee's personal loss therefrom in the amount of $260,000 (the "Loss").

         2. In lieu of indemnification in the form of a cash payment for the Loss, the Company agrees to issue, and the Indemnitee agrees to accept as payment of indemnification for the Loss, 260,000 shares of the Company's Series C Convertible Preferred Stock (the "Preferred Shares").

         3. Notwithstanding anything contained herein to the contrary, the parties hereby agree and stipulate as follows:

                  (a) The issuance of the Preferred Shares (the "Indemnification Payment") is not indemnification for any loss, cost or expense of Indemnitee resulting from his willful or negligent violation of Section 16(b) of the Securities Exchange Act of 1934 or the Foreign Corrupt Practices Act of 1977.

                  (b) The Indemnification Payment is not indemnification for any loss, cost or expense of Indemnitee as the direct result of a final judgment for money damages payable to the Company or any affiliate for or on account of loss, cost or expense directly or indirectly resulting form the Indemnitee's negligence or misconduct within the meaning of the Utah Business Corporation Act.

                  (c) The Indemnification Payment is not indemnification for any advances which may have been made of, expenses of investigation, defense or appeal of any matter the judgment of which is excluded under subsection 4(b) next above.

                  (d) The Indemnification Payment is not indemnification for any liability arising under the Securities Act of 1933 (the "Securities Act").

         4. Nothing contained herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the articles of incorporation or bylaws of the Company, under Utah law, or under any other agreement between the Indemnity and the Company.

         5. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         6. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                               "COMPANY"

                                               QUEST MINERALS & MINING CORP.,
                                               a Utah corporation


                                               /s/ EUGENE CHIARAMONTE, JR.
                                               ---------------------------------
                                               Eugene Chiaramonte, Jr.,
                                               Chief Executive Officer


                                               "INDEMNITEE"


                                               /s/ EUGENE CHIARAMONTE, JR.
                                               ---------------------------------
                                               Eugene Chiaramonte, Jr.

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